Exhibit 99.1

Surge Global Energy, Inc. is pleased to announce that David Perez, Chet Idziszek, and Daniel Schreiber were re-elected to its Board of Directors as a result of the Annual Meeting held on July 27, 2006. In addition, Surge Global Energy, Inc. welcomes two newly elected directors, Kenneth Druck, Ph.D. and Stephen Sharpe, to its Board of Directors.

Russell Bedford Stefanou Mirchandani LLP was appointed as independent accountants for the Company for the fiscal year ending December 31, 2006.

About Surge Global Energy, Inc.
Surge Global Energy, Inc., located in San Diego, California, is the largest shareholder of Signet Energy, Inc. The company invests in assets that target Canadian oil sands and conventional oil and gas properties in North and South America. Surge also holds a working interest in the Santa Rosa Dome project in Mendoza province of Argentina and also has rights to earn a working interest in the Keg River Formation in the Kitty area of North Central Alberta, Canada. For more information on the company please visit www.SurgeGlobalEnergy.com.

Contacts for media and investors:

Eric Anderson
Coltrin & Associates (for Surge Global Energy and Signet Energy)
212-221-1616
Email: eric_anderson@coltrin.com

Forward Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Those risks and uncertainties include the possibility Signet will not determine it is feasible to drill all 10 wells at Sawn Lake in Alberta, Canada or that if Signet does drill, it will not discover oil or gas in the quantities the Company currently anticipates. Other risks and uncertainties of the Company’s business could cause actual results to differ and are discussed under the heading "Risk Factors" and in other sections of the Company's SB-2/A filed with the SEC on May 24, 2006, the Company's Form 10-K for the 2005 fiscal year and in the Company's other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.